SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LILLIAN VERNON CORP.

          GABELLI FUNDS, LLC
               THE GABELLI ASSET FUND
                                 4/27/99            2,000            14.4875
                                 4/27/99           25,000            13.5500
                                 4/27/99            3,500            13.8714
          GAMCO INVESTORS, INC.
                                 4/29/99           15,000            14.8750
                                 4/29/99           27,800            14.8750
                                 4/28/99            2,500            14.5000
                                 4/28/99            2,000            14.4063
                                 4/27/99            2,000            13.5000
                                 4/27/99           17,700            13.6490
                                 4/27/99            5,000            13.6490
                                 4/27/99            2,000            13.5750
                                 4/26/99           20,500            13.4177
                                 4/26/99            5,000            13.3750














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.